Cimarex Reports Second Quarter 2013 Results

- Production Up 16 Percent Year-over-Year

- Reeves County Wolfcamp Wells have 30-day average IP of 925 BOE per day

DENVER, Aug. 7, 2013 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported 2013 second quarter net income of $129.6 million, or $1.49 per diluted share. Current quarter net income includes a non-cash hedging gain of $12.6 million ($0.09 per share after tax) and a gain on the sale of midstream assets of $4.3 million ($0.03 per share after tax). This compares to net income of $64.3 million, or $0.74 per diluted share, reported in the second quarter of 2012.

Second quarter production grew 16 percent, averaging 686.8 million cubic feet equivalent (MMcfe) per day compared to 2012 second quarter output of 590.1 MMcfe per day. Oil production grew 29 percent and averaged 36,878 barrels per day. Current quarter volumes were comprised of 50 percent gas, 32 percent oil and 18 percent NGL.

Natural gas prices increased 69 percent to an average $4.08 per Mcf in the second quarter of 2013. Realized oil prices averaged $90.72 per barrel, up three percent over last year, and NGL prices averaged $27.76 per barrel, down four percent.

Revenues from the sale of oil, gas and NGLs totaled $483.3 million in the second quarter versus $343.2 million for the same period in 2012. Adjusted cash flow from operations for the quarter was $346.3 million versus $240.5 million a year ago(1).

Cimarex invested $390 million on exploration and development in the second quarter of 2013, bringing total spending year to date to $799 million. Second quarter expenditures were allocated 65 percent toward Permian Basin projects and 29 percent to projects in the Mid-Continent.

At June 30, 2013, long-term debt totaled $892 million and was comprised of $750 million of senior unsecured notes and $142 million of bank debt. Debt was 20 percent of total capitalization on June 30(2).

2013 Outlook
The midpoint of full year production guidance is unchanged at 690 MMcfe per day with a narrowed range of 680-700 MMcfe per day, an increase of 9 to 12 percent over 2012. Factoring in estimated ethane rejection, third-quarter volumes are forecast between 675-700 MMcfe per day.

Permian and Mid-Continent volumes are projected to grow 12 to 15 percent over 2012, averaging 660-676 MMcfe per day. Third quarter 2013 Permian and Mid-Continent volumes are forecasted to average 661-676 MMcfe/d.

Full year 2013 capital expenditures are expected to approximate $1.5 billion. Nearly all the 2013 capital is directed towards drilling oil and liquids-rich gas wells in the Permian and Cana-Woodford.

Expenses for 2013 are expected to fall within the following ranges:

($/Mcfe):
Production	$1.10 - $1.22
Transportation and other operating	0.30 - 0.35
DD&A and ARO accretion	2.40 - 2.55
General and administrative	0.25 - 0.30
Taxes other than income (% of oil and gas revenue)	6.0% - 6.5%

Permian Basin Update
Production from the Permian Basin averaged 319.6 MMcfe per day for the second quarter, an increase of 29 percent over second quarter 2012. Oil volumes increased 39 percent to 30,137 barrels per day.

Cimarex drilled and completed 55 gross (32 net) Permian Basin wells during the second quarter, bringing the total for 2013 to 90 gross wells (59 net). All but one well drilled in the second quarter were completed as producers. At June 30, 16 gross (8 net) wells were awaiting completion. Drilling took place in the Delaware Basin of Texas and southeast New Mexico, mainly targeting the Bone Spring and Wolfcamp formations.

Year-to-date, 42 gross (23 net) New Mexico Bone Spring wells have been drilled and completed. Per well first 30-day gross production from these wells averaged approximately 650 barrels of oil equivalent (BOE) per day (85 percent oil). Year-to-date Ward County, Texas, Third Bone Spring drilling totaled 21 gross (15 net) wells with per well first 30-day average gross production rates of approximately 965 BOE per day (80 percent oil).

In the Culberson area, Cimarex is drilling both horizontal Bone Spring and Wolfcamp wells. Year-to-date nine gross (six net) Bone Spring wells have been drilled and completed with per well first 30-day average gross production of 850 BOE per day (58 percent oil). Cimarex has also drilled eight gross (six net) horizontal Wolfcamp wells in Culberson County in 2013, bringing total Wolfcamp wells in the area to 39 gross (35 net). Per well first 30-day production rates on all of the Wolfcamp wells drilled-to-date in the area have averaged 6.2 MMcfe per day, comprised of 43 percent gas, 27 percent oil and 30 percent NGL (assuming full NGL recovery). The company has seen improvement in its Wolfcamp results. In particular, recent wells drilled to the Wolfcamp D in Culberson County have per well first-30 day production rates averaging 6.6 MMcfe per day.

In Reeves County, Texas, Cimarex has drilled and completed two gross (two net) Wolfcamp A tests with per well first 30-day production rates averaging 925 BOE per day (63 percent oil, 20 percent NGL and 17 percent gas). Since December 31, 2012, Cimarex has increased its net acreage position in Reeves County from 35,000 to 40,000 acres with an average working interest of 84 percent. Cimarex currently has one well drilling and one well waiting on completion.

Mid-Continent Update
Mid-Continent production averaged 343.2 MMcfe per day for the second quarter of 2013, a 14 percent increase over the second quarter 2012 average of 300.2 MMcfe per day. Cana-Woodford represented 216.1 MMcfe per day of the second quarter 2013 total, a 38 percent increase versus the same period last year. Year-to-date, Cimarex has drilled and completed 87 gross (35 net) wells, 74 gross (31 net) of which were in the Cana-Woodford shale play. All were completed as producers. At June 30, 67 gross (20 net) wells were awaiting completion.

Wells Drilled and Completed by Region

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Gross wells
Permian Basin	55	55	90	94
Mid-Continent	35	31	87	64
Gulf Coast/Other	2	1	2	2
	92	87	179	160
Net wells
Permian Basin	32	37	59	64
Mid-Continent	15	14	35	26
Gulf Coast/Other	1	-	1	1
	48	51	95	91
% Gross wells completed as producers	97%	97%	98%	96%

Cimarex's average daily production by commodity and region is summarized below:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Gas (Mcf per day)
Permian Basin	96,306	79,409	89,573	77,252
Mid-Continent	231,428	214,339	233,811	215,582
Gulf Coast/Other	13,519	23,577	13,666	25,814
	341,253	317,325	337,050	318,648

Oil (Barrels per day)
Permian Basin	30,137	21,694	27,997	21,747
Mid-Continent	5,745	5,392	6,017	5,642
Gulf Coast/Other	996	1,600	1,012	1,735
	36,878	28,686	35,026	29,124
NGL (Barrels per day)
Permian Basin	7,079	6,317	6,661	6,029
Mid-Continent	12,881	8,914	13,658	9,598
Gulf Coast/Other	745	1,539	812	1,602
	20,705	16,770	21,131	17,229
Total Equivalent (Mcfe per day)
Permian Basin	319,602	247,475	297,521	243,908
Mid-Continent	343,184	300,175	351,861	307,022
Gulf Coast/Other	23,969	42,410	24,614	45,833
	686,755	590,060	673,996	596,763

Other

General and administrative expense in the second quarter includes $7.0 million for university endowments established in honor of Cimarex founder, F.H. Merelli, and a $1.0 million contribution made for tornado relief in Oklahoma.

Cimarex has oil swaps and collars covering 12,000 barrels per day through December 2013 and Mid-Continent natural gas collars on 80,000 MMBTU per day through December 2014. The following table summarizes the current open hedge positions:

Oil Contracts

				Weighted Average Price
Period	Type	Barrels/day	Index(3)	Floor	Ceiling		Swap
July-December 13	Swaps	6,000	WTI	NA	NA		$96.13
July-December 13	Collar	6,000	WTI	$85.00	$102.31	$	NA
		12,000

Gas Contracts

				Weighted Average Price
Period	Type	MMBTU/day	Index(2)	Floor	Ceiling
July 13 –December 14	Collar	80,000	PEPL	$3.51	$4.57

Cimarex accounts for commodity contracts using the mark-to-market (through income) accounting method. Second quarter 2013 had a realized gain of $1.1 million in cash received from oil swaps.

Conference call and webcast
Cimarex will host a conference call and webcast today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 877-270-2148 ten minutes before the scheduled start time (international callers dial 1-412-902-6510). A replay will be available for one week following the call and can be accessed by dialing 877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10031564.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

(1)	Cash flow from operations is a non-GAAP financial measure. See below for a reconciliation of the related amounts.
(2)	Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $892 million divided by long-term debt of $892 million plus stockholders' equity of $3,679 million.
(3)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange. PEPL refers to Panhandle Eastern Pipe Line, Tex/Ok Mid-Continent index as quoted in Platt's Inside FERC.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands)
Net cash provided by operating activities	$322,708	$323,040	$569,786	$574,932
Change in operating assets and liabilities
	23,601	(82,530)	68,944	(31,466)

Adjusted cash flow from operations	$346,309	$240,510	$638,730	$543,466

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Total gas production - Mcf	31,053,997	28,876,597	61,006,098	57,993,914
Gas volume - Mcf per day	341,253	317,325	337,050	318,648
Gas price - per Mcf	$4.08	$2.42	$3.73	$2.67

Total oil production - barrels	3,355,922	2,610,407	6,339,760	5,300,547
Oil volume - barrels per day	36,878	28,686	35,026	29,124
Oil price - per barrel	$90.72	$87.81	$88.65	$93.63

Total NGL production - barrels	1,884,189	1,526,067	3,824,763	3,135,614
NGL volume - barrels per day	20,705	16,770	21,131	17,229
NGL price - per barrel	$27.76	$29.02	$28.55	$32.94

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands)
Acquisitions:
Proved	$923	$240	$923	$291
Unproved	3,415	4,791	3,665	6,713
	4,338	5,031	4,588	7,004

Exploration and development:
Land and Seismic	36,719	21,175	68,029	58,387
Exploration and development	353,594	365,101	730,891	730,460
	390,313	386,276	798,920	788,847

Sale proceeds:
Proved	(37,061)	(14)	(37,879)	(185)
Unproved	(960)	(146)	(1,041)	(1,088)
	(38,021)	(160)	(38,920)	(1,273)

	$356,630	$391,147	$764,588	$794,578

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)

Revenues:
Gas sales	$126,547	$69,741	$227,668	$154,894
Oil sales	304,466	229,210	561,998	496,294
NGL sales	52,309	44,286	109,184	103,300
Gas gathering, processing and other, net	10,435	9,885	21,263	21,670
	493,757	353,122	920,113	776,158
Costs and expenses:
Depreciation, depletion, amortization and accretion	150,115	123,678	288,952	245,465
Production	69,433	62,494	138,819	130,119
Transportation and other operating	22,022	13,169	40,656	26,485
Gas gathering and processing	5,184	4,955	11,340	9,806
Taxes other than income	27,807	23,483	52,935	48,643
General and administrative	22,836	12,634	38,413	26,781
Stock compensation	3,507	4,684	7,112	9,218
Gain on derivative instruments, net	(13,660)	(10,078)	(12,057)	(5,990)
Other operating, net	2,365	2,719	5,297	5,059
	289,609	237,738	571,467	495,586

Operating income	204,148	115,384	348,646	280,572

Other (income) and expense:
Interest expense	13,097	12,702	25,283	20,661
Amortization of deferred financing costs	1,015	977	2,035	1,686
Capitalized interest	(7,387)	(9,119)	(16,582)	(16,923)
Loss on early extinguishment of debt	—	16,214	—	16,214
Other, net	(8,758)	(7,829)	(11,374)	(12,555)

Income before income tax	206,181	102,439	349,284	271,489
Income tax expense	76,616	38,137	129,792	101,080

Net income	$129,565	$64,302	$219,492	$170,409

Earnings per share to common stockholders:

Basic	$1.50	$0.75	$2.54	$1.98
Diluted	$1.49	$0.74	$2.53	$1.97

Dividends per share	$0.14	$0.12	$0.28	$0.24

Shares attributable to common stockholders:
Unrestricted common shares outstanding	84,942	83,984	84,942	83,984
Diluted common shares	85,054	84,319	85,043	84,337

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	86,512	86,046	86,512	86,046
Fully diluted shares	86,624	86,381	86,613	86,399

Comprehensive income:
Net income	$129,565	$64,302	$219,492	$170,409
Other comprehensive income:
Change in fair value of investments, net of tax	19	(135)	99	264
Total comprehensive income	$129,584	$64,167	$219,591	$170,673

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands)

Cash flows from operating activities:
Net income	$129,565	$64,302	$219,492	$170,409
Adjustment to reconcile net income to net cash provided by operating activities:

Depreciation, depletion, amortization and accretion	150,115	123,678	288,952	245,465
Deferred income taxes	76,616	38,137	129,792	101,080
Stock compensation	3,507	4,684	7,112	9,218
Derivative instruments, net	(12,621)	(10,078)	(10,292)	(5,990)
Loss on early extinguishment of debt		16,214	—	16,214
Changes in non-current assets and liabilities	2,416	2,876	5,790	5,115
Amortization of deferred financing costs and other, net	(3,289)	697	(2,116)	1,955
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(24,484)	109,978	(55,060)	107,834
(Increase) decrease in other current assets	5,697	(4,979)	14,840	(4,910)
(Decrease) in accounts payable and accrued liabilities	(4,814)	(22,469)	(28,724)	(71,458)
Net cash provided by operating activities	322,708	323,040	569,786	574,932
Cash flows from investing activities:
Oil and gas expenditures	(385,469)	(357,645)	(776,138)	(758,608)
Sales of oil and gas assets	13,508	160	14,407	1,273
Sales of other assets	31,081	199	31,157	408
Other expenditures	(5,952)	(15,787)	(25,475)	(26,087)
Net cash used by investing activities	(346,832)	(373,073)	(756,049)	(783,014)
Cash flows from financing activities:
Net increase (decrease) in bank debt	22,000	(222,000)	142,000	(55,000)
Increase in other long-term debt	—	750,000	—	750,000
Decrease in other long-term debt	—	(363,595)	—	(363,595)
Financing costs incurred	—	(12,200)	—	(12,692)
Dividends paid	(12,092)	(10,293)	(22,448)	(18,869)
Issuance of common stock and other	216	647	1,705	2,764
Net cash provided by financing activities	10,124	142,559	121,257	302,608
Net change in cash and cash equivalents	(14,000)	92,526	(65,006)	94,526
Cash and cash equivalents at beginning of period	18,532	4,406	69,538	2,406
Cash and cash equivalents at end of period	$4,532	$96,932	$4,532	$96,932

CONDENSED BALANCE SHEETS (unaudited)

	June 30,	December 31,
Assets	2013	2012
	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$4,532	$69,538
Receivables, net	381,634	302,974
Oil and gas well equipment and supplies	66,902	81,029
Deferred income taxes	18,111	8,477
Derivative instruments	7,956	—
Other current assets	7,406	8,119
Total current assets	486,541	470,137
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	12,097,102	11,258,748
Unproved properties and properties under development, not being amortized	567,178	645,078
	12,664,280	11,903,826
Less – accumulated depreciation, depletion and amortization	(7,166,038)	(6,899,057)
Net oil and gas properties	5,498,242	5,004,769
Fixed assets, net	135,367	152,605
Goodwill	620,232	620,232
Other assets, net	55,988	57,409
	$6,796,370	$6,305,152
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$82,690	$103,653
Accrued liabilities	416,111	392,909
Derivative instruments	59	—
Revenue payable	172,956	149,300
Total current liabilities	671,816	645,862
Long-term debt	892,000	750,000
Deferred income taxes	1,260,836	1,121,353
Other liabilities	292,721	313,201
Total liabilities	3,117,373	2,830,416
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 86,503,109 and 86,595,976 shares issued, respectively	865	866
Paid-in capital	1,948,381	1,939,628
Retained earnings	1,729,178	1,533,768
Accumulated other comprehensive income	573	474
	3,678,997	3,474,736
	$6,796,370	$6,305,152

CONTACT: Cimarex Energy Co., 303-295-3995, www.cimarex.com: or Mark Burford, Vice President – Capital Markets and Planning; or Karen Acierno, Director – Investor Relations